UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

METALS ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40685	98-1589041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Century House, Ground Floor Cricket Square, P.O. Box 2238 Grand Cayman KY1-1107, Cayman Islands
(Address of principal executive offices, including zip code)

 Registrant’s telephone number, including area code: (817) 698-9901

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary shares, $0.0001 par value, and one-third of one redeemable warrant	MTAL.U	New York Stock Exchange LLC
Class A ordinary shares included as part of the units	MTAL	New York Stock Exchange LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary shares at an exercise price of $11.50	MTAL WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2022 (the “Current Report”), Metals Acquisition Corp (“MAC”), Metals Acquisition Corp (Australia) Pty Ltd, an Australian private company and wholly-owned subsidiary of MAC (“MAC-Sub”), and Glencore Operations Australia Limited (“Glencore”) entered into a Share Sale Agreement (as may be amended, supplemented, or otherwise modified from time to time, the “Share Sale Agreement”). Under the terms of the Share Sale Agreement, MAC-Sub will acquire from Glencore 100% of the issued share capital of Cobar Management Pty. Limited (“CMPL”). CMPL owns and operates the Cornish, Scottish and Australian mine (the “CSA Mine”) in Cobar, New South Wales, Australia.

On November 22, 2022, MAC, Metals Acquisition Limited, a private limited company newly incorporated under the laws of Jersey, Channel Islands (“MAC Limited”), Glencore and MAC-Sub entered into a Deed of Consent and Covenant to amend the Share Sale Agreement (the “Amendment”). Pursuant to the Amendment, the parties thereto agreed to (i) permit MAC to undertake a re-domiciliation whereby MAC will be merged with and into MAC Limited, with MAC Limited continuing as the surviving company (“New MAC”) and (ii) amend the consideration payable to Glencore in connection with the acquisition of the CSA Mine whereby MAC and MAC-Sub will:

(a)	pay at least $US775 million in cash (with the potential to be scaled up to US$875 million depending on equity demand) to Glencore (subject to a customary closing accounts adjustment (including New MAC being liable for accounting fees in connection with the transaction) to reflect the working capital, net debt and tax liabilities of CMPL at the time of closing under the Share Sale Agreement (the “Closing”));

(b)	issue up to 10,000,000 ordinary shares of New MAC (the “New MAC Ordinary Shares”) at the Closing (the “Rollover Shares”) to Glencore (having a value of up to US$100,000,000) with Glencore having the option to scale down the amount to US$0 subject to MAC raising sufficient equity (with any scale-back to be reflected in the upfront cash payment scale-up, as set forth in subsection (a));

(c)	pay US$75 million in a deferred cash payment on the following terms:

(i)	payable upon MAC’s listing on the Australian Stock Exchange or undertaking any alternative equity raise (up to 50% of the net proceeds from the raise, capped at US$75 million);

(ii)	the unpaid balance of the US$75,000,000 will accrue interest at a rate equivalent to what MAC pays on its mezzanine subordinated term loan, set at SOFR plus a variable margin of 8-12% (which will be determined by reference to prevailing copper prices); and

(iii)	any residual (up to the US$75,000,000 plus applicable interest) not paid in cash by the date that is twelve (12) months after the Closing will be settled on the next business day through the issuance of additional New MAC Ordinary Shares at a 30% discount to the 20-trading day VWAP before the issuance (“Equity Conversion Date”). If New MAC is listed on more than one exchange, the VWAP will be calculated by reference to the exchange with the largest volume (US$ equivalent) over the 20-trading day period before the Equity Conversion Date. If the New MAC Ordinary Shares cannot be issued to Glencore due to applicable law or the rules of any applicable stock exchange, Glencore, in its sole discretion, may delay the date for the issuance of the New MAC Ordinary Shares, noting that such right only delays the date for the issuance of the New MAC Ordinary Shares, which amount of New MAC Ordinary Shares will be set on the Equity Conversion Date

(d)	pay US$150 million in cash structured as two contingent payments (US$75 million each) that are unsecured, fully subordinated and payable if, over the life of the CSA Mine, the average daily London Metal Exchange closing price is greater than:

(i)	US$4.25/lb (US$9,370/mt) for any rolling 18-month period (commencing at Closing) (the “First Contingent Payment”); and

(ii)	US$4.50/lb (US$9,920/mt) for any rolling 24-month period (commencing at Closing) (the “Second Contingent Payment”);

The First Contingent Payment and the Second Contingent Payment will be payable as soon as the applicable payment trigger milestone has been achieved. However, if one or both of the milestones are met in the first three years post-Closing, the payment will only be made to the extent it does not constitute a breach of New MAC’s finance facilities in place at the Closing. To the extent payment would constitute a breach of the relevant facilities, New MAC will be subject to an obligation to use best endeavors to obtain the consent of all financiers for the payment to be made during the three-year window. For the avoidance of doubt, New MAC will be obligated to make the payments on the earlier of the first business day following (i) the refinancing of its senior debt, and (ii) the third anniversary of the Closing (being maturity of the senior debt), to the extent that First Contingent Payment and/or Second Contingent Payment has been triggered but not paid during the first three years post-Closing;

(e)	enter into a Royalty Deed and Offtake Agreement as previously disclosed in the Current Report; and

(f)	grant Glencore the right to appoint one (1) director to the New MAC board of directors for every 10% of New MAC Ordinary Shares that Glencore beneficially owns.

The Amendment also includes additional provisions to reflect that MAC, New MAC and MAC-Sub have provided a broad indemnity in favor of members of the Glencore corporate group, together with its directors, officers and employees from liability (excluding fraud) in connection with any offering document, proxy statement (including the Registration Statement on Form F-4 including a preliminary and definitive proxy statement/prospectus and any amendments thereto) prepared, filed and/or lodged with the SEC, a government agency and/or any stock exchange in connection with the acquisition by MAC-Sub of the CSA Mine.

The foregoing description of the Amendment and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, and the terms of which are incorporated herein by reference.

Item 3.01	Unregistered Sales of Securities.

The information set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The Rollover Shares to be issued in connection with the Share Sale Agreement as amended by the Amendment and the transactions contemplated thereby will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed business combination, MAC intends to file a Registration Statement on Form F-4, including a preliminary and definitive proxy statement/prospectus with the SEC. MAC's shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus as well as other documents filed with the SEC in connection with the proposed business combination, as these materials will contain important information about CSA Mine, MAC, and the proposed business combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to shareholders of MAC as of a record date to be established for voting on, among other things, the proposed business combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: Investors@soa-corp.com. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements.” MAC’s actual results may differ from expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, MAC’s expectations with respect to future performance of the CSA Mine and anticipated financial impacts and other effects of the proposed business combination, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside MAC’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the occurrence of any event, change, or other circumstances that could give rise to the termination of the Share Sale Agreement; the outcome of any legal proceedings that may be instituted against MAC following the announcement of the Share Sale Agreement and the Amendment; the inability to complete the proposed transaction, including due to failure to obtain financing, approval of the shareholders of MAC, certain regulatory approvals, or satisfy other conditions to closing in the Share Sale Agreement, including the Amendment; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Share Sale Agreement, including the Amendment, or could otherwise cause the transaction to fail to close MAC’s inability to secure the expecting financing for the consideration under the Share Sale Agreement and the Amendment; the inability to obtain or maintain the listing of MAC’s shares following the proposed transaction; the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things; the supply and demand for copper; the future price of copper; the timing and amount of estimated future production, costs of production, capital expenditures and requirements for additional capital; cash flow provided by operating activities; unanticipated reclamation expenses; claims and limitations on insurance coverage; the uncertainty in mineral resource estimates; the uncertainty in geological, metallurgical and geotechnical studies and opinions; infrastructure risks; and dependence on key management personnel and executive officers; and other risks and uncertainties indicated from time to time in the final prospectus of MAC for its initial public offering and the preliminary and definitive proxy statements relating to the proposed business combination that MAC intends to file with the SEC, including those under “Risk Factors” therein, and in MAC’s other filings with the SEC. MAC cautions that the foregoing list of factors is not exclusive. MAC cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MAC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

More information on potential factors that could affect MAC’s or CSA Mine’s financial results is included from time to time in MAC’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the preliminary and the definitive proxy statements MAC intends to file with the SEC in connection with MAC’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or MAC’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that MAC does not presently know, or that MAC currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MAC’s expectations, plans or forecasts of future events and views as of the date of this communication. MAC anticipates that subsequent events and developments will cause its assessments to change. However, while MAC may elect to update these forward-looking statements at some point in the future, MAC specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing MAC’s assessment as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

NO OFFER OR SOLICITATION

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1†	Deed of Consent and Covenant, dated November 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
†	Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(2)(ii).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metals Acquisition Corp

Date: November 28, 2022	By:	/s/ Michael James McMullen
Name: Michael James McMullen
Title: Chief Executive Officer